Exhibit 99.1

National American University Holdings, Inc. Announces Appointment of Jeffrey B. Berzina to Board of Directors

Rapid City, South Dakota, September 13, 2012, — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning, today announced that Jeffrey B. Berzina has joined its Board of Directors as an independent director, effective September 10, 2012.

Mr. Berzina currently serves as Vice President – Corporate Controller of Black Hills Corporation, a diversified energy company publicly traded on the New York Stock Exchange. Mr. Berzina has also held various other positions at Black Hills Corporation, including Vice President – Finance from November 2008 to May 2009, Assistant Corporate Controller from May 2004 to November 2008, and Director of Financial Reporting/Manager of Financial Reporting from July 2000 to May 2004. Mr. Berzina served as the chair of the Investment Committee and served on the Finance Committee of the Rapid City Catholic Schools from July 2009 to July 2012. Mr. Berzina is a University of South Dakota graduate and has practiced as a Certified Public Accountant.

Ronald L. Shape, Ed.D., Chief Executive Officer of the Company, stated, “We are pleased to welcome Jeffrey to the Company’s Board of Directors. Jeffrey has extensive experience overseeing the finance function of a publicly- traded company and is familiar with SEC rules and regulations. We believe Jeffrey’s experience and expertise will prove valuable to our company. We are also pleased to have another director from the Rapid City business community.”

Mr. Berzina replaces Dr. R. John Reynolds who recently announced his retirement from the Company’s Board of Directors. The Board of Directors remains at seven members.

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning offering associate, bachelor’s, and master’s degree programs in health care and business-related disciplines. Accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, NAU has been providing technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the central United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which was filed on August 3, 2012, and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:

National American University Holdings, Inc.

Dr. Ronald Shape

605-721-5220

rshape@national.edu

Investor Relations Counsel

The Equity Group Inc.

Carolyne Yu

212-836-9610

cyu@equityny.com

Adam Prior

212-836-9606

aprior@equityny.com